UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2026

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42615	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 9, 2026 (the “Closing Date” or the “Effective Date”), SSi entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Investor”), and consummated the transactions contemplated thereby (the “Closing”). Pursuant to the Purchase Agreement, the Company issued and sold to the Investor a secured convertible promissory note in the original principal amount of $21,025,000 (the “Note”), which is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Shares”), for an aggregate purchase price of $20,000,000. The Common Shares issuable upon conversion of or otherwise pursuant to the Note are referred to herein as the “Conversion Shares.”

In connection with the Closing, the Company filed a prospectus supplement pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Company’s effective shelf registration statement on Form S-3 (File No. 333-295501), covering the offer and sale of the Note and the Conversion Shares. The Company also established an initial reserve of 8,000,000 Common Shares for issuances of Conversion Shares under the Note (the “Share Reserve”) and agreed to increase the Share Reserve in increments of 100,000 Common Shares as required under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Investor.

The Note

The Note has an original principal amount of $21,025,000 and was issued for a purchase price of $20,000,000. The additional $1,025,000 included in the principal amount represents original issue discount of $1,000,000 and the Investor’s transaction expenses of $25,000. The Note bears interest at a rate of 8.75% per annum compounded daily and matures thirty-six (36) months after the Closing Date. The Note is secured by a security interest in (a) the Company’s intellectual property, which is held by SSI IP Holdings, Inc., a wholly-owned Delaware subsidiary of the Company (“SS IP”), pursuant to an Intellectual Property Security Agreement by and between the Investor and SS IP (the “IP Security Agreement”); and (b) the assets of the Company and SS IP, including the Company’s equity interests in its direct and indirect subsidiaries, pursuant to a Security Agreement by and among the Investor, the Company and SS IP (the “Asset Security Agreement”). Notwithstanding the foregoing, the assets and capital stock of Sudhir Srivastava Innovations Pvt. Ltd., the Company’s Indian operating subsidiary (“SSI-India”), are excluded from the collateral securing the Note. The Note is also guaranteed by the Company’s direct and indirect subsidiaries other than SSI-India, pursuant to a Guaranty by and among the Investor and the guarantors entered into at the Closing.

Commencing on the Effective Date, the Investor may convert all or any portion of the outstanding balance of the Note (which includes accrued but unpaid interest and certain other costs specified in the Note) into Common Shares at a conversion price equal to ninety-five percent (95%) of the Market Price (a “Limited Redemption”), provided that the trading price for the Common Shares on such date exceeds the Market Price by at least ten percent (10%). “Market Price” as defined in the Note means the lower of (a) the daily volume-weighted average price (“VWAP”) of the Common Shares for the trading day immediately preceding the date of measurement; and (b) the average daily VWAP for the Common Shares for the five (5) trading days immediately preceding the date of measurement (the “Limited Redemption Window”). Limited Redemptions are subject to a daily limit equal to the greater of (a) $50,000; and (b) ten percent (10%) of the cumulative daily dollar trading volume of the Common Shares on the trading day that a Limited Redemption occurs.

Beginning on the twelve (12) month anniversary of the Effective Date, the Investor shall have the right, exercisable at any time in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”), subject to a monthly limit equal to the outstanding balance of the Note as of the twelve (12) month anniversary of the Effective Date divided by twenty-four (24) (a “Fixed Redemption”). Payments of each Redemption Amount may be made, in the Company’s discretion, (a) in cash; (b) by converting such Redemption Amount into Conversion Shares (each, a “Redemption Conversion”) per the following formula: the number of Conversion Shares equals the portion of the applicable Redemption Amount being converted plus Make-Whole Interest (as hereinafter defined) on such amount divided by the Conversion Price; or (c) by any combination of the foregoing.

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Upon five (5) trading days’ prior written notice, the Company may prepay all or any portion of the outstanding balance of the Note, other than any portion for which the Investor has delivered or elects to deliver a conversion notice prior to the expiration of such period and the applicable Conversion Shares have not yet been delivered.

Each amount converted, redeemed or prepaid under the Note includes Make-Whole Interest. Notwithstanding the foregoing, in the event the average daily VWAP for each day during a Limited Redemption Window is fifteen percent (15%) or greater than the Minimum Price as defined in Nasdaq Rule 5635(d), on the day a Limited Redemption is made, applicable Make-Whole Interest will be reduced from the outstanding balance of the Note.

As used in the Note, “Make-Whole Interest” means: (a) during the period beginning on the Effective Date and ending on the one (1) year anniversary of the Effective Date, all interest that has accrued and any remaining interest that would have accrued on the amount being paid or converted calculated as if such amount had been held to the Maturity Date; (b) during the period beginning on the first day after the one (1) year anniversary of the Effective Date and ending on the two (2) year anniversary of the Effective Date, all interest that has accrued and 66.66% of any remaining interest that would have accrued on the amount being paid or converted calculated as if such amount had been held to the Maturity Date; and (c) during the period beginning on the first day following the two (2) year anniversary of the Effective Date until this Note is paid in full, all interest that has accrued and 33.33% of all interest that would have accrued on the amount being paid or converted calculated as if such amount had been held to the Maturity Date.

The Note is subject to a beneficial ownership limitation that prohibits any conversion to the extent that, after giving effect to the conversion, the Investor and its affiliates would beneficially own more than 4.99% of the Company’s outstanding Common Shares, which percentage may be increased by the Investor to 9.99% upon 61 days’ prior written notice. In addition, the cumulative number of Common Shares issued to the Investor pursuant to conversions of the Note, may not exceed the limitations imposed by Nasdaq Listing Rule 5635(d) (the “Exchange Cap”) unless and until the Company obtains shareholder approval for issuances in excess of the Exchange Cap or the Exchange Cap is otherwise inapplicable.

The Note contains customary covenants of the Company and events of default.

The foregoing descriptions of the Purchase Agreement, the Note, the IP Security Agreement, the Asset Security Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 4.1, 10.2, 10.3 and 10.4 respectively, to this Current Report and are incorporated herein by reference. The legal opinion, including the related consent, of Lewis Brisbois Bisgaard & Smith LLP relating to the issuance of the Note and the Conversion Shares is filed as Exhibit 5.1 to this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Secured Convertible Promissory Note, dated October 9, 2026
5.1	Opinion of Lewis Brisbois Bisgaard & Smith LLP
10.1	Securities Purchase Agreement, dated October 9, 2026
10.2	IP Security Agreement, dated October 9, 2026
10.3	Security Agreement, dated October 9, 2026
10.4	Guaranty, dated October 9, 2026
23.1	Consent of Lewis Brisbois Bisgaard & Smith LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman, Chief Executive Officer, Interim Chief Financial Officer

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